THE FOLLOWING IS A SLIDE PRESENTATION GIVEN BEGINNING ON JULY 24, 2000

Creation of first global GSM operator

Investor Presentation
July 2000


[DEUTSCHE TELEKOM LOGO]               July 2000              [VOICESTREAM LOGO]

Disclaimer

This presentation contains or may contain forward-looking statements within the meaning of the U.S. private securities litigation reform act of 1995. It is important to note that Deutsche Telekom's and VoiceStream's actual results could differ materially from the results anticipated or projected in any such forward-looking statements, based on a number of important factors. Deutsche Telekom's and VoiceStream's filings with the U.S. Securities and Exchange Commission (particularly their most recent reports on Form 20-F and Form 10-K, respectively) contain cautionary statements identifying important factors affecting such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from projections contained in any forward-looking statements made by Deutsche Telekom and VoiceStream.


                                     Page 1
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Transaction overview

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Creation of first global GSM operator

-    VoiceStream transforms T-Mobile into the world's only global GSM operator

- Unique opportunity to enter the U.S. mobile market, with even higher growth prospects than Europe

- Total consideration of $50.7 billion (euro 54.1 billion)(1), 85% in new Deutsche Telekom shares and 15% in cash

- Full support of VoiceStream management and core shareholders (> 50% of shares) to vote in favor of transaction

-    VoiceStream management to lead T-Mobile's American operations

-    Lock-up agreements secured with majority of core shareholders

-    Transaction expected to be completed in H1 2001

(1)  Based on closing prices on July 21, 2000

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Delivering on promises

                                   [GRAPHIC]


                                    Strategy
                                     Vision
                                   Financials


                 Mobile     Consumer       Data          Access
                            Internet        IP
                                         Systems

                                    Networks

- Mobile - one of our four strategic businesses - is the most significant growth area in the U.S. telecoms market

- VoiceStream is a major step in delivering our strategy of building all four pillars in the U.S. market

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Entry to high growth U.S. market


Additional subscribers required to reach 90% penetration (millions)

                                  [BAR CHART]

U.S.     Germany     France     UK     Italy
156.5      47.4        29.8    25.8     18.6


-    U.S. wireless penetration outlook strongly positive due to:

     -    Improved network quality

     -    Broader coverage

     -    More attractive customer value proposition

- Low U.S. penetration (33.5%)(1)should converge towards Western European levels (44.8%)(1)


(1)  Figures as of March 2000

Source: Financial Times Mobile Communications, CTIA

Market leadership: Leapfrogging competition

Controlled equity POPs
(controlled, proportionate)(1)

[BAR CHART]


Deutsche
Telekom/
VoiceStream      Vodafone      Sprint PCS      AT&T Wireless      Nextel      Verizon Wireless      Orange      BellSouth/SBC
    375             307           277               236             230             223               190            159

(1)  Based on proportionate ownership in the controlled companies

-    Ranks #1 globally with approx. 375 million POPs (controlled, proportionate)

-    Pure play mobile company with single technology

- Only GSM operator with controlling interests in the U.S. and major European markets

-    Unparalleled transatlantic roaming opportunity

-    Ideal platform to develop 3G (UMTS) services

Leading presence in G7 countries

                                                                                                                    Total Controlled
Company                        US           GER           UK          FRA         ITA          CAN          J             POPs(1)
Deutsche Telekom/              220           82           58           --           --          --          --              360
VoiceStream

Sprint PCS                     277           --           --           --           --          --          --              277

Nextel                         230           --           --           --           --          --          --              230

Vodafone                        --           82           58           --           57          --          --              197

NTT DoCoMo                      --           --           --           --           --          --         126              126

Orange                          --           --           58           59           --          --          --              117

(1)  Based on proportionate ownership in the controlled companies

- We will control more POPs in the world's leading economies than any other mobile company.

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The right transaction

Right Market        U.S. is the most attractive wireless market globally


Right Time          Transaction timed just ahead of growth in U.S. mobile market

Right Company       VoiceStream is the fastest growing operator in the U.S.

Right Management    Proven VoiceStream management team to lead American wireless business

Right Price         Price paid in line with precedent transactions on an
                    enterprise value per POP basis

Overview of VoiceStream

National footprint

VoiceStream: license areas

[MAP GRAPHIC]


-    Nation-wide GSM operator using 1900 MHz

-    Licenses in 23 of the top 25 U.S. markets

-    220 million licensed POPs

- Over 100 million covered POPs currently and planned to exceed 120 million by 2001

Fastest growing national U.S. mobile operator


[BAR CHART]


Q1 2000 subscriber growth (%)
VoiceStream(1)            18.5%

Sprint PCS                14.5%

Nextel                    12.0%

AT&T Wireless              7.8%

SBC/BellSouth              5.1%

Verizon Wireless           4.0%


(1)  including Omnipoint and Aerial

Source: company data, DLJ research

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Highest annualized penetration

[BAR CHART]

Annualized incremental penetration (per covered POPs)

VoiceStream(1)                           2.60%

Sprint PCS                               1.87%

VoiceStream pro forma(2)                 1.63%

BellSouth/SBC                            1.43%

Nextel                                   1.20%

AT&T Wireless                            1.04%

(1)  Pre Aerial and Omnipoint acquisitions

(2)  Aerial and Omnipoint included pro-forma

(3)  After elimination of 160,000 Omnipoint customers

-    2.3 million subscribers at March 31, 2000(3)

- Expectation of 4.0 million subscribers by end 2000 -- effectively doubling the base from end 1999

-    Rapid increase via organic growth and recent acquisitions

- VoiceStream has consistently outperformed average quarterly penetration gains for U.S. PCS operators

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High ARPU


1999 ARPU ($ monthly)


[BAR CHART]


VoiceStream             $   56.72

U.S. average            $   46.00

European average        $   44.00


-    VoiceStream's ARPU significantly higher than U.S. and European average


- High minutes of usage by VoiceStream subscribers have generated rising ARPU's even before mobile data contribution


Note: company data, CTIA, Dresdner Kleinwort Benson for 1999

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Financial performance

Quarterly financial performance


[BAR CHART]

(1) VoiceStream excluding Omnipoint acquisition

Source: Company data


- VoiceStream has experienced seven straight quarters of positive cash flow before marketing costs


-    Expected to continue to see robust subscriber and revenue growth

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Leadership in mobile data

[GRAPHIC]


- High U.S. Internet usage expected to drive mobile data demand

- VoiceStream is only provider of 2-way SMS in U.S.

- On track for GPRS in Q4/00

- Controls branding and content through MyVoiceStream.com

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Experienced and committed management

- Senior executive team averages over ten years in the industry

- Executive team is committed to the transaction

- Management incentivized like shareholders

Overview of T-Mobile International

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Partner of choice


[GRAPH]


POPs in the U.S. ................   220 million
POPs in Germany, UK, Austria
  and Hungary ...................   155 million


- Enhances attraction of T-Mobile as consolidation partner in Europe and rest of world

- No other operator competing for pan-European consolidation can offer membership of a global GSM footprint

Note: Chart refers to controlled, proportionate POPs in the U.S. and in Germany, UK, Austria and Hungary

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Key competitive strengths

-    Scale and Reach

-    Growth

-    Innovation

-    Efficiencies

-    Deutsche Telekom relationship

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Innovation

Combining technology and market innovation


Investing today in tomorrow's platforms

[GRAPHIC]

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Efficiencies

Long-term synergies

-    Revenues

-    Operating expenses

-    Interest expenses

-    Capex

Organizational efficiency gains

-    "Best practice" across all mobile activities

-    Task forces for key projects

-    Pooling of mobile data interests in T-Motion



- Size and reach of business provides ability to realize organizational and financial efficiencies

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Deutsche Telekom relationship

Competitive advantages from scope and scale of T-family

-    Access to financing

     -    Financial muscle in the consolidation process

     -    UMTS licence acquisition

     -    Broader choice of acquisition targets

-    Significant know-how transfer

- Strong basis for successful operation of T-Motion through T-Online relationship

-    Cost savings

-    Brand synergies expected for mobile data operations

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Financial analysis

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Fair valuation vs. precedents

Favorable per POP valuation relative to U.S. + European benchmarks

Enterprise value per POP ($)

Vodafone/ Mannesmann              $ 934

FT/Orange                         $ 675

Vodafone/ AirTouch                $ 339(2)

Vodafone/ AirTouch                $ 275

Deutsche Telekom/ VoiceStream     $ 265(1)

(1) Based on closing price July 21, 2000 Calculation incl. shares issuable upon Cook Inlet buy-out

(2)  Adjusted to reflect PCS business only


-    U.S. PCS companies valued on a per POP basis

     -    Coverage still in build stage

     -    Rapidly growing subscriber base

     -    Too early for subscriber-based multiples

- VoiceStream enterprise valuation of $265 per licensed POP compares favorably with precedent company transforming transactions

Overview of transaction terms

Price

- Fixed exchange ratio of 3.2 Deutsche Telekom shares for each VoiceStream share plus $30 cash (incl. separate cash and stock election schemes)

- Deutsche Telekom will issue approximately 829 million shares to VoiceStream's shareholders

-    Pro-forma for transaction, German Government/KfW ownership reduced to 46%

Investment

- Deutsche Telekom to invest $5.0 billion in VoiceStream in form of convertible preferred stock prior to closing

-    To be used to fund license auctions and build-out

Transaction value

- Based on VoiceStream's 259 million fully diluted shares this implies an equity value of (euro)54.1 billion and an enterprise value of (euro)59.4 billion

Lock-up for majority of core shareholders

Lock-up agreement with majority of core shareholders
                                                                Percentage of
                                                                  holdings
Time Period                                                   available for sale
-       Signing until the latter of the shareholder vote
        and January 1, 2001                                                0%

-       The latter of shareholder vote and January 1, 2001
        until closing                                             up to 17.5%

-       Closing - 3 months post-closing                                    0%

-       3 months - 6 months post-closing                            up to 40%

-       After 6 months post-closing                                 Remainder

Timeline of key events

Key events                                                            Date

-       File preliminary merger proxy                               End August

-       Distribute merger proxy to shareholders                     Q3/Q4 2000

-       VoiceStream shareholder vote                         Q4 2000 - Q1 2001

-       Expected completion of regulatory approval                     Q1 2001

-       Closing                                              Q1 2001 - Q2 2001

-       VoiceStream integrated into T-Mobile                      Post closing

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Key financials

                              T-Mobile/VoiceStream

1999                  T-Mobile(1)             VoiceStream(2)
in million           $       (euro)           $       (euro)
Revenue             6,754    6,336            1,047     987

EBITDA              1,806    1,694             -475    -446

Capex               1,383    1,297              664     623

Subscribers              17.5                       2.3

(1) Consolidated figures for 1999, One 2 One only included in Q4

(2) VoiceStream: pro forma for Cook Inlet partnership

Source: Company data (1999), except subscribers (Q1 2000 - after elimination of 160,000 Omnipoint subscribers)

Note: based on 1999 average exchange rate of $ 1.066/(euro) 1.0

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Impact on Deutsche Telekom

-    Goodwill(1)of (euro)44.8 billion ($42 billion)

-    Number of Deutsche Telekom shares to be issued: 829 million

-    Total number of Deutsche Telekom shares post transaction: 3,858 million

-    Impact:

     -    increase of $5.2 billion in consolidated debt from VoiceStream

     -    investment of $5.0 billion pre-closing

     -    $7.8 billion cash portion of consideration

(1) Defined as excess purchase price over book value of assets acquired, estimated for year end 2000